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                                                                     EXHIBIT 3.7


                           ARTICLES OF INCORPORATION

                                      OF

                              BOWEN SUPPLY, INC.

                                      I.

     The name of the corporation is "BOWEN SUPPLY, INC."

                                      II.

     The corporation shall have perpetual duration.

                                     III.

     The corporation is a corporation for profit and is organized for the general purposes of distributing various tools, equipment and supplies used in the mobile home manufacturing industry and engaging in any lawful business or activities relating thereto.

                                      IV.

     The corporation shall have authority, acting by its Board of Directors, to issue not more than 3,000,000 shares of common stock having a par value of $1.00 per share.

                                      V.

     The corporation shall not commence business until it shall have received at least $500 in payment for the issuance of shares of its stock.

                                      VI.

     The holders of shares of the corporation's stock shall not have any preemptive rights to acquire any unissued shares of its stock.

                                     VII.

     The registered office shall be located at 3330 Peachtree Road, N.E., Atlanta, Georgia 30326. The initial registered agent of the corporation shall be Harold P. Bowen.
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                                     VIII.

     The initial Board of Directors shall consist of three members, who shall be:

                             Harold P. Bowen
                             3330 Peachtree Road, N.E.,
                             Atlanta, Georgia 30326

                             John Groom
                             P.0. Box 1008
                             Americus, Georgia

                             Anne P. Bowen
                             3330 Peachtree Road, N.E.,
                             Atlanta, Georgia 30326

                                      IX.

     The name and address of the incorporator is:

                             Michael J. Egan
                             3100 First National Bank Tower
                             Atlanta, Georgia 30303

                                      X.

     In accordance with, but not in limitation of, the general powers conferred by law, the corporation shall have the power to make distributions to its shareholders out of its capital surplus; to purchase its own shares out of the unreserved and unrestricted capital surplus available therefore; and to carry out any lawful business.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation.



                             /s/ Michael J. Egan
                             -----------------------------------------------
                             Michael J. Egan
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                             ARTICLES OF AMENDMENT
                             ---------------------


     Prior to the issuance of any shares of

                              BOWEN SUPPLY, INC.

A corporation organized and existing under the laws of the state of Georgia, the incorporator of said corporation on November 6, 1972, adopted the following amendment to the Articles of Incorporation of said corporation.

     Article IV of the Articles of Incorporation is hereby deleted in its entirety and the following inserted Article IV is adopted:

     The corporation shall have authority, acting by its Board of Directors, to issue not more than 3,000,000 shares of common stock having a par value of $0.10 per share.

     IN WITNESS WHEREOF, the incorporator has executed these Articles of Amendment and has affixed his hand and seal, this 20th day of November, 1972.



                             /s/ Michael J. Egan
                             -----------------------------------------------
                             Michael J. Egan
                             Incorporator
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                             ARTICLES OF AMENDMENT

                      TO THE ARTICLES OF INCORPORATION OF

                              BOWEN SUPPLY, INC.

                                      1.

     The name of the corporation whose Articles of Incorporation are hereby amended is BOWEN SUPPLY, INC.

                                      2.

     The Articles of Incorporation are hereby amended as follows:

     (1) By deleting Item III in its entirety and inserting in lieu thereof the following:

                                  ARTICLE III

          The purpose for which the corporation is organized is for profit and to maintain, operate, and conduct a lawful corporate business with full powers granted by the laws of the State of Georgia, and generally to manufacture or otherwise produce, purchase, prepare, and sell and distribute all types and kinds of tools, equipment, and supplies used in the mobile home manufacturing industry;

          to buy, lease, acquire, and own all necessary vehicles, appliances and fixtures necessary or convenient for the carrying out of said business;

          to purchase, acquire, own, sell, lease and control real estate necessary for the transaction of the business;

          to buy, sell, trade, and deal in stocks, bonds, and
     securities of every nature, and commodities of every nature, and contracts for the future delivery of commodities of every nature, on
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     margin or otherwise; and in conjunction therewith, to borrow money and to pledge any and all stocks, bonds, securities, commodities, and contracts for the future delivery thereof;

          to do any and all acts and things necessary, convenient, expedient, ancilliary to, or in aid of the accomplishment of any legal business purpose.

                                      3.

     The date of the adoption of the amendment by the shareholders was November 12, 1984.

                                      4.

     The shareholder vote requires to adopt the amendment is 315,000 shares. By resolution dated the 1st day of November, 1984, a copy of which is hereto attached, a special called meeting was held on November 12, 1984, at which meeting the shareholders present represented 575,000 shares of common stock of the corporation, representing the only class of stock issued by the corporation and being 91.27% of the issued and outstanding stock in the corporation. The vote in favor of the amendment was 550,000 shares with 25,000 shares abstaining.

     IN WITNESS WHEREOF the officers of the corporation have hereunto executed these Articles of Amendment and have affixed their hands and seals this 16th day of November, 1984.

                                            BOWEN SUPPLY, INC.

                                      By: /s/ Harold P. Bowen
                                         ________________________________
                                         President

                                         ATTEST:

                                      By: /s/ Mary R. Gillis
                                         ________________________________
                                         Mary R. Gillis
                                         Secretary